                                                                    EXHIBIT 99.4
                       CERTIFICATION OF NON-FOREIGN STATUS

                         FOR PARTNERS THAT ARE ENTITIES

     Section 1446 of the Internal Revenue Code provides that a partnership must pay a withholding tax to the Internal Revenue Service with respect to a partner's allocable share of the partnership's effectively connected taxable
income, if the partner is a foreign person. To inform          (insert name of
partnership) that the provisions of section 1446 do not apply, the undersigned
hereby certifies on behalf of        (insert name of partner that is an entity)
("Partner") the following:

     1. Partner is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

     2.   Partner's U.S. employer identification number is ___________________ ;
          and

     3.  Partner's office address is:
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     Partner hereby agrees to notify the partnership within sixty (60) days of the date Partner becomes a foreign person. Partner understands that this certification may be disclosed to the Internal Revenue Service by the partnership and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Partner.

     Executed this       day of           , 2001.

                                     By:
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                                     Name:
                                          --------------------------
                                     Title:
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                            IMPORTANT TAX INFORMATION


         PLEASE COMPLETE THIS CERTIFICATION, OR THE ATTACHED CERTIFICATION OF NON-FOREIGN STATUS FOR PARTNERS THAT ARE INDIVIDUALS, AS APPROPRIATE, TO AVOID FEDERAL INCOME TAX WITHHOLDING UNDER SECTION 1446 OF THE INTERNAL REVENUE CODE ON YOUR LIMITED PARTNERSHIP INCOME AND DISTRIBUTIONS, INCLUDING THE PIONEER PARENT COMMON STOCK TO BE PAID TO YOU UPON THE MERGER OF EACH PARTNERSHIP IN WHICH YOU OWN AN INTEREST.